Exhibit 99.1

Newell Brands Announces Early Results of its Tender Offers; Increases the Maximum Waterfall Tender Amount

HOBOKEN, NJ - December 19, 2018 – Newell Brands Inc. (NASDAQ: NWL) (the “Company” or “Newell Brands”) announced today the early results of its previously announced tender offers to purchase for cash (i) any and all of the Company’s outstanding securities listed in Table I below (the “Any and All Notes”) (such offer, the “Any and All Offer”), and (ii) up to the Maximum Waterfall Tender Amount (as defined below) in aggregate principal amount of the Company’s outstanding securities listed in Table II below (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer”).

In addition, the Company announced today that is has amended the terms of the Waterfall Offer to increase the “Maximum Waterfall Tender Amount” to an aggregate principal amount equal to $1,625,000,000 less the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase in the Any and All Offer. The tender offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase, dated December 4, 2018, and the related Letter of Transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”).

As of 5:00 p.m., New York City time, on December 18, 2018 (the “Early Tender Deadline”), $252,081,000 aggregate principal amount of the Any and All Notes and $4,196,782,000 aggregate principal amount of the Waterfall Notes were validly tendered and not properly withdrawn in the tender offers. The withdrawal deadline of 5:00 p.m., New York City time, on December 18, 2018 has passed and, accordingly, Securities validly tendered in the tender offers may no longer be withdrawn except where additional withdrawal rights are required by law.

The following tables set forth certain information regarding the tender offers, including the aggregate principal amount of each series of Securities that were validly tendered and not properly withdrawn at or prior to the Early Tender Deadline.

Table I

Securities Subject to the Any And All Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Early Tender Premium(1)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)	Principal Amount Tendered(2)	Principal Amount Expected to be Accepted(3)
3.150% Notes due 2021	$350,000,000	CUSIP: 651229 AU0 ISIN: US651229AU09	$50	1.250% UST due 03/31/21	PX5	30	$252,081,000	$252,081,000

(1)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

(2)	As reported by Global Bondholder Services Corporation, the tender and information agent for the tender offers.
(3)	Expected to be accepted for purchase, and paid for, on the Early Settlement Date.

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600		1

Table II

Securities Subject to the Waterfall Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Acceptance Priority Level	Early Tender Premium(1)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)	Principal Amount Tendered(2)	Principal Amount Expected to be Accepted(3)
5.500% Notes due 2046	$1,750,000,000	CUSIP: 651229 AY2 ISIN: US651229AY21	1	$50	3.000% UST due 08/15/48	PX1	265	$1,083,841,000	$1,083,841,000
3.900% Notes due 2025	$300,000,000	CUSIP: 651229 AS5 ISIN: US651229AS52	2	$50	3.125% UST due 11/15/28	PX1	180	$208,912,000	$208,912,000
5.375% Notes due 2036	$500,000,000	CUSIP: 651229 AX4 ISIN: US651229AX48	3	$50	3.000% UST due 08/15/48	PX1	240	$349,037,000	$80,166,000
4.200% Notes due 2026	$2,000,000,000	CUSIP: 651229 AW6 ISIN: US651229AW64	4	$50	3.125% UST due 11/15/28	PX1	165	$1,395,837,000	$0
3.850% Notes due 2023	$1,750,000,000	CUSIP: 651229 AV8 ISIN: US651229AV81	5	$50	2.875% UST due 11/30/23	PX1	138	$1,159,155,000	$0

(1)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

(2)	As reported by Global Bondholder Services Corporation, the tender and information agent for the tender offers.
(3)	Expected to be accepted for purchase, and paid for, on the Early Settlement Date.

Subject to the Maximum Waterfall Tender Amount, the amount of each series of Waterfall Notes that are purchased in the Waterfall Offer will be determined in accordance with the acceptance priority levels specified in Table II above (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level. Accordingly, the Company expects to accept for purchase, and pay for, $252,081,000 aggregate principal amount of its 3.150% Notes due 2021, $1,083,841,000 aggregate principal amount of its 5.500% Notes due 2046, $208,912,000 aggregate principal amount of its 3.900% Notes due 2025 and $80,166,000 aggregate principal amount of its 5.375% Notes due 2036 on the Early Settlement Date (as defined below).

Because the aggregate principal amount of validly tendered Waterfall Notes exceeded the Maximum Waterfall Tender Amount, the Waterfall Notes will be purchased subject to Acceptance Priority Levels and proration as described in the Offer to Purchase.

Holders of Securities that were validly tendered and not properly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration which includes the applicable Early Tender Premium specified in the tables above. Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase. The settlement date for securities tendered at or prior to the Early Tender Deadline and accepted for purchase is expected to be December 26, 2018 (the “Early Settlement Date”). The Company expects to issue a press release on December 19, 2018 announcing the Total Consideration payable in connection with the tender offers.

Although the tender offers are scheduled to expire at midnight, New York City time, at the end of January 3, 2019, unless extended or terminated (the “Expiration Date”), because the Waterfall Offer was fully subscribed as of the Early Tender Deadline, the Company does not expect to accept for purchase any Waterfall Notes tendered after the Early Tender Deadline. Securities not accepted for purchase will be promptly returned or credited to the holder’s account. Holders of Any and All Notes who validly tender such notes following the Early Tender Deadline and at or prior to the Expiration Date will only receive the applicable Tender Offer Consideration for Securities accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium. The Company does not currently intend to call for redemption the Any and All Notes not tendered and accepted for purchase in the Any and All Offer.

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the tender offers is subject to the satisfaction or waiver of the conditions, including a financing condition relating to the receipt of net proceeds from the completion of the Pure Fishing and Jostens divestitures, described in the Offer to Purchase.

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600		2

Goldman Sachs & Co. LLC is serving as the Lead Dealer Manager, and RBC Capital Markets, LLC and Wells Fargo Securities, LLC are serving as Co-Dealer Managers, in connection with the tender offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they contain important information. Copies of the Tender Offer Documents and related offering materials are available by contacting the information agent at (212) 430-3774 (banks and brokers) or (866) 807-2200 (all others). Questions regarding the tender offers should be directed to Goldman Sachs & Co. LLC, Liability Management Group, at (212) 357-0215 or (800) 828-3182 (toll free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the information agent and tender agent or the trustee is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offers, including the timing, size, pricing or other terms of the tender offers, and other future events. All information set forth in this release is as of the date hereof. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600		3

implied in any forward-looking statements include the Company’s ability to complete the tender offers and satisfy the conditions thereto, and other potential factors, risks and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+1 (201) 610-6717

claireaude.staraci@newellco.com

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600		4